UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 5, 2018

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On March 5, 2018, CSI Compressco LP, a Delaware limited partnership (the “Partnership”), announced its intent, subject to market conditions, to offer, with its wholly-owned subsidiary CSI Compressco Finance Inc., a Delaware corporation, $350 million in aggregate principal amount of senior secured first lien notes due 2025 (the “Notes”) in a private placement to eligible purchasers. In connection with the Notes offering, the Partnership is providing the following information to prospective investors in a preliminary offering memorandum dated March 5, 2018:

In September 2017, we received an appraisal from a third-party appraiser of the Net Orderly Liquidation Value-In Place (“NOLV-IP”) and Fair Market Value (“FMV”) of our compression equipment as of May 31, 2017. NOLV-IP is defined as an estimated amount that all of our compression assets would be sold intact as a bundle at a privately negotiated sale, properly advertised and professionally managed, by a seller obligated to sell over an extended period of time, usually within six to twelve months. FMV is defined as the price at which our compression assets would be sold to a willing buyer without compulsion to sell. Based on these definitions, the appraiser estimated that the NOLV-IP and FMV of our compression equipment were approximately $678.0 million and $775.0 million, respectively, net of expenses of sale.

Additionally, the Partnership is engaged in negotiations with certain of its existing lenders to enter into a new 5-year ABL Facility with availability of up to $50 million which will be secured by its accounts receivable, inventory and certain other assets customarily pledged under such facilities. There can be no assurance of the timing of the finalization of the terms of the new ABL Facility. The consummation of the offering of the Notes is not conditioned upon the entry into and effectiveness of the anticipated ABL Facility.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01  Other Events.

On March 5, 2018, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the offering of the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: March 5, 2018